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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             DIMENSIONS REIT I, INC.

                                    ARTICLE I
                                      NAME

     The name of the corporation (the "Corporation") is Dimensions REIT I, Inc.

                                   ARTICLE II
                               PURPOSES AND POWERS

     The Corporation is organized to engage in any activity within the purposes for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE III
                    REGISTERED OFFICE/AGENT AND INCORPORATOR

     A. The address of the initial registered office of the Corporation in the State of Kansas is The Corporation Trust Incorporated; 300 East Lombard Street, Baltimore, Maryland 21202 and its initial registered agent at such address is The Corporation Trust Incorporated.

     B. The name and mailing address of the Incorporator is:

                                Michael R. Biggs
                           7701 E. Kellogg, Suite 565
                              Wichita, Kansas 67207

                                   ARTICLE IV
                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings unless the context otherwise requires:

     "Acquisition Expenses." Expenses including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     "Acquisition Fees." The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Corporation. Included in the computation of such fees or

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commissions shall be any real estate commission, selection fee, Development Fee,
Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

     "Advisor." The Person responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person to which an Advisor subcontracts substantially all such functions.

     "Advisory Agreement." The agreement between the Corporation and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.

     "Advisory Director." A person duly elected to the Advisory Board of Directors.

     "Affiliate." An Affiliate of another Person includes any of the following:

     (a) any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;

     (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

     (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

     (d) any executive officer, director, trustee or general partner of such other Person; and

     (e) any legal entity for which such Person acts as an executive officer, director, advisory director, trustee or general partner.

     "AMEX." American Stock Exchange.

     "Average Invested Assets." For a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Capital Stock." All classes or series of stock of the Corporation, including Common Shares and Preferred Stock.

     "Code." The term shall have the meaning as provided in Article II herein.

     "Common Stock." The term shall have the meaning as provided in Section 5.1 herein.

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     "Common Stockholders." The registered holders of Common Stock.

     "Conflicts Committee." This term shall have the meaning as provided in
Section 10.1.

     "Conflicts Subcommittee." This term shall have the meaning as provided in
Section 10.2.

     "Corporation." The term shall have the meaning as provided in Article I herein.

     "Competitive Real Estate Commission." A real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

     "Construction Fee." A fee or other compensation or remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a property.

     "Contract Purchase Price." The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property exclusive of any Acquisition Fees and Acquisition Expenses.

     "Development Fee." A fee for the packaging of the Corporation's property, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date.

     "Independent Directors." The Persons serving as directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

     (a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

          (i) owns any interest in the Sponsor, Advisor or any of their Affiliates;

          (ii) is employed by the Sponsor, Advisor or any of their Affiliates;

          (iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

          (iv) performs services, other than as a director, for the Corporation;

          (v) is a director for more than three REITs organized by the Sponsor or advised the Advisor; or

          (vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

     (b) Notwithstanding the foregoing, and consistent with (a)(v) above, serving as a director of or owning an interest in a REIT or other real estate program organized by the Sponsor

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     or advised or managed by the Advisor or its Affiliates shall not, in and of itself, cause a director to be deemed associated with the Sponsor or the Advisor.

     (c) For purposes of determining whether a business or professional relationship is material pursuant to (a)(vi) above, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the director's:

          (i) annual gross revenue, derived from all sources, during either of the last two years; or

          (ii) net worth, on a fair market value basis.

     (d) An indirect relationship shall include circumstances in which a director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates or the Corporation.

     "Independent Expert." A Person with no material current or prior business or personal relationship with the Advisor or directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the types held by the Corporation.

     "Leverage." The aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     "Listed." For any share of Common Stock or Preferred Stock, the attribute of being approved for trading on the NYSE, AMEX, Nasdaq/NMS, any successor to such entities or on any national securities exchange that has listing standards that the Securities and Exchange Commission determines by rule are substantially similar to the listing standards of the NYSE, AMEX or Nasdaq/NMS. The term "Listing" shall have the correlative meaning.

     "MGCL." The Maryland General Corporation Law.

     "Nasdaq/NMS." National Market System of the Nasdaq Stock Market.

     "Net Assets." The total assets of the Corporation (other than intangibles) valued at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Corporation on a basis consistently applied.

     "Net Income." For any fiscal period, total revenues applicable to such period less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If any Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Section 8.8, shall exclude the gain from the sale of the Corporation's assets.

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     "NYSE." New York Stock Exchange.

     "Organization and Offering Expenses." All expenses incurred by and to be paid from the assets of the Corporation in connection with and in preparing the Corporation for registration of and subsequently offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     "Person." An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

     "Preferred Stock." The term shall have the meaning as provided in Section
5.1 herein.

     "Prospectus." The term shall have the meaning as defined in Section 2(10) of the Securities Act of 1933, as amended (the "Securities Act"), including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known utilized for the purpose of offering and selling securities to the public.

     "REIT." A real estate investment trust under Sections 856 through 860 of the Code.

     "Roll-Up Entity." A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

     "Roll-Up Transaction." A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Corporation and the issuance of securities of a Roll-Up Entity to the stockholders of the Corporation. Such term does not include:

     (a) a transaction involving securities of the Corporation that have been Listed for at least 12 months; or

     (b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

          (i) the voting rights of Common Stockholders;

          (ii) the term of existence of the Corporation;

          (iii) Sponsor or Advisor compensation; or

          (iv) the Corporation's investment objectives.

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     "SDAT." The State Department of Assessments and Taxation of Maryland.

     "Sponsor." Any Person who is directly or indirectly instrumental in organizing, wholly or in part, a Corporation or any Person who will control, manage or participate in the management of a Corporation and any Affiliate of such Person. Not included in such defined term is any Person whose only relationship with the Corporation is as that of an independent property manager of the Corporation's assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Corporation (as to be determined by the Conflicts Committee) by:

     (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other Persons;

     (b) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

     (c) having a substantial number of relationships and contacts with the Corporation;

     (d) possessing significant rights to control the Corporation's properties;

     (e) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or

     (f) providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

     "Total Operating Expenses." All expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to Corporation business, including advisory fees, but excluding (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Capital Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with Section 8.6, notwithstanding the next succeeding clause (f); and
(f) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

     "Unimproved Real Property." The real property of the Corporation that has the following three characteristics:

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     (a) such property was not acquired for the purpose of producing rental or other operating income;

     (b) there is no development or construction in progress on such land; and

     (c) no development or construction on such land is planned in good faith to commence on such land within one year.

                                    ARTICLE V
                                 CAPITALIZATION

     5.1 The Corporation has authority to issue 10,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of Capital Stock having par value is $110,000. The board of directors, with the approval of a majority of the directors and without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has authority to issue.

     The relative rights, preferences and limitations of the shares of the Common Stock and the Preferred Stock shall be as follows:

     5.2 Common Stock. Each holder of Common Stock shall be entitled to cast one vote at all meetings of shareholders for each share of such stock standing in such holder's name on the books of the Corporation on the record date fixed for such meeting.

     5.3 Preferred Stock. The Board of Directors is authorized from time to time, subject to the provisions of these Articles of Incorporation, to provide for the issuance of shares of Preferred Stock, in one or more series, and to determine the number of shares to be included in each such series and the designations and relative rights, preferences, qualifications, limitations or restrictions of each such series, as shall be set forth in an amendment of the Articles of Incorporation of the Corporation which the Board of Directors is hereby authorized to make in accordance with the laws of the State of Maryland. In particular, and without limiting the general power to provide for such other rights, preferences, qualifications, limitations and restrictions as may be permitted to be fixed under the laws of the State of Maryland as in effect at the time of the creation of any such series, the Board of Directors is hereby authorized to create and provide for the issuance of one or more series of Preferred Stock:

     (a) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends;

     (b) entitling the holders thereof to receive dividends payable on a parity with or in preference to the dividends payable on any other class or series of capital stock of the Corporation;

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     (c)  entitling the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;

     (d) convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes;

     (e) redeemable, in whole or in part, at the option of the Corporation, in cash, bonds or other property, at such price or prices, within such period or periods, and under such conditions as the Board of Directors shall so provide, including provision for the creation of a sinking fund for the redemption thereof; and/or

     (f) lacking voting rights or having limited voting rights or enjoying special or multiple voting rights.

The Board of Directors may change the designation, rights, preferences, qualification, limitations, restrictions and terms of, and number of shares in, any series as to which no shares have then previously been issued.

     Common Stock and Preferred Stock are subject to redemption or purchase by the Corporation as provided in these Articles of Incorporation, subject to any limitations imposed by the MGCL.

     5.4 Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section
5.4 may be made dependent upon facts or events ascertainable outside the articles of incorporation (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     5.5 Articles of Incorporation ("Charter") and Bylaws. All persons who shall acquire Capital Stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the bylaws.

     5.6 No Preemptive Rights. No holder of shares of Capital Stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the board of directors may,

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in authorizing the issuance of shares of Capital Stock of any class, confer any preemptive right that the board or directors may deem advisable in connection with such issuance.

     5.7 Issuance of Shares Without Certificates. The board of directors may authorize the issuance of shares of Capital Stock without certificates. The Corporation will continue to treat the holder of uncertificated Capital Stock registered on our stock ledger as the owner of the shares noted therein unless and until the new owner delivers a properly executed form provided by the Corporation for that purpose.

     5.8 Suitability of Stockholders. Until the Common Stock is Listed, the following provisions shall apply:

     (a) To become a Common Stockholder in the Corporation, an individual or fiduciary must represent to the Corporation:

            (i) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

            (ii) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

It being understood that applicable state suitability requirements shall, to the extent more restrictive, preempt the foregoing.

     (b) The Sponsor and each Person selling shares on behalf of the Sponsor or the Corporation shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each Common Stockholder. In making this determination, the Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall ascertain that the prospective Common Stockholder: (i) meets the minimum income and net worth standards set forth in Section 5.8; (ii) can reasonably benefit from the Corporation based on the prospective stockholder's overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iv) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the stockholder may lose the entire investment; (3) the lack of liquidity of the shares; (4) the restrictions on transferability of the shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall make this determination on the basis of information it has obtained from a prospective stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Sponsor or each

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     Person selling shares on behalf of the Sponsor or the Corporation shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for a Common Stockholder. The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall maintain these records for at least six years.

     5.9 Dividend Reinvestment Plans. The board may establish, from time to time, a dividend reinvestment plan or plans. Under any dividend reinvestment plan, (a) all material information regarding dividends to the Common Stockholders and the effect of reinvesting such dividends, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.

     5.10 Distributions. Only the board of directors may authorize payments to stockholders in connection with their stock. The decision to authorize a distribution, like all other board decisions, shall be made in good faith, in a manner reasonably believed to be in the best interest of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Until the board of directors determines that it is no longer in the best interest of the Corporation to qualify as a REIT, the board of directors are to authorize dividends to the extent necessary to preserve the status of the Corporation as a REIT.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) the board of directors advises each Common Stockholder of the risks associated with direct ownership of the property, (b) the board of directors offers each Common Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Common Stockholders who accept such offer.

     5.11 Actions Required if Common Stock Not Listed. If by October 31, 2017 the shares of Common Stock are not Listed, then the board of directors must either (a) adopt a resolution that sets forth a proposed amendment extending or eliminating this deadline, declare that the amendment is advisable and direct that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders or (b) adopt a resolution that declares a proposed liquidation is advisable on substantially the terms and conditions set forth or referred to in the resolution and direct that the proposed transaction be submitted for consideration at either an annual or special meeting of the stockholders. If the board of directors seeks the amendment described in clause
(a) above and the stockholders do not approve the amendment, then the board shall take the actions described in clause (b) above.

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                                   ARTICLE VI
                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

     6.1 Definitions. For the purpose of this Article VI, the following terms shall have the following meanings:

     Aggregate Stock Ownership Limit. The Aggregate Stock Ownership Limit shall be 9.8% in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

     Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Owning" and "Beneficially Owned" shall have the correlative meanings.

     Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     Common Stock Ownership Limit. The Common Stock Ownership Limit shall be 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

     Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by
Section 856(d)(5) of the Code. The terms "Constructive Owner," Constructively Owns," "Constructively Owning" and "Constructively Owned" shall have the correlative meanings.

     Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by this charter or by the board of directors pursuant to
Section 6.2.7.

     Excepted Holder Limit. The percentage limit established by the board of directors pursuant to Section 6.2.7 provided that the affected Excepted Holder agrees to comply with the

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requirements established by the board of directors pursuant to Section 6.2.7, and subject to adjustment pursuant to Section 6.2.8.

     Initial Date. The date upon which the charter containing this Article VI is filed with the SDAT.

     Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the board of directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the board of directors.

     Prohibited Owner. With respect to any purported Transfer, any Person who but for the provisions of Section 6.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

     Restriction Termination Date. The first day after the Initial Date on which the Corporation determines pursuant to Section 7.8 of the charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

     Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

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     Trust. Any trust provided for in Section 6.3.1.

     Trustee. The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

     6.2  Capital Stock.

     6.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

     (a) Basic Restrictions.

            (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and
            (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

            (ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

            (iii) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that the board of directors may waive this Section 6.2.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation's ability to qualify as a REIT.

     (b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii),

            (i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

            (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

     6.2.2 Remedies for Breach. If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the board of directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.

     6.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

     6.2.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

     (a) every owner of .5% or more (or such higher percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the

     Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

     (b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

     6.2.5 Remedies Not Limited. Subject to Section 7.8, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

     6.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in
Section 6.1, the board of directors shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based on the facts known to it. In the event Section 6.2 or
Section 6.3 requires an action by the board of directors and the charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3.

     6.2.7  Exceptions.

     (a) Subject to Section 6.2.1(a)(ii), the board of directors, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

            (i) the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 6.2.1(a)(ii);

            (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

            (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

     (b) Prior to granting any exception pursuant to Section 6.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

     (c) Subject to Section 6.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

     (d) The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

     6.2.8 Increase in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. The board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

     6.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

     The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's charter: (a) no Person may Beneficially Own or Constructively Own shares of the Corporation's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (d) other than as provided in the Corporation's charter, no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent to stockholders who are issued shares without a certificate.

     6.3. Transfer of Capital Stock in Trust.

     6.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6.

     6.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited

Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions attributable to the shares held in the Trust.

     6.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

     6.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

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

     6.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     6.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     6.4 Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this
Article VI.

     6.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VI.

     6.6 Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

                                   ARTICLE VII
                               BOARD OF DIRECTORS

     7.1 Number of Directors. The number of directors of the Corporation shall be nine, which number may be increased or decreased from time to time pursuant to the bylaws but shall never be less than three. A majority of seats on the board of directors will be for Independent Directors. The Conflicts Committee shall nominate replacements for vacancies amongst the Independent Director positions. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation. The names of the directors who shall serve on the board until the next annual meeting of the stockholders and until their successors are duly elected and qualified are:

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

     James Fritzemeier         8301 E. 21st Street North - Suite 230
                               Wichita, KS 67206

     Ted Knopp                 310 W. Central - Suite 203
                               Wichita, KS  67202-1004

     Kent Wilson               2301 S. Water
                               Wichita, Kansas 67213-4819

     7.2 Experience. Each director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

     7.3 Committees. The board may establish such committees as it deems appropriate, provided that the majority of the members of each committee are Independent Directors.

     7.4 Term. Each director shall hold office for one year, until the next annual meeting of stockholders and until his successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

     7.5 Fiduciary Obligations. The directors are fiduciaries of the Corporation and its stockholders. The directors have a fiduciary duty to the stockholders to supervise the relationship between the Corporation and the Advisor.

     7.6 Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board, upon the affirmative vote of a majority of the entire board, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

     7.7 Ratification of Articles. Before the initial public offering of the Common Stock, the board of directors and the Conflicts Committee shall each have reviewed and ratified these articles by majority vote.

     7.8 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article VI is no longer required for REIT qualification.

     7.9 Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital
Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

     7.10 Advisory Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors may create an advisory board and may appoint such advisory directors as the Board of Directors may, from time to time, determine to be desirable. Such advisory directors shall not be deemed to be members of the Board of Directors and shall serve on an "at will" basis holding office indefinitely thereafter from the date appointed until their resignation or removal at any time at the pleasure of the Board of Directors. Additional advisory directors may be appointed at any regular or special meeting of the Board of Directors. Advisory directors shall not be a member of any committee of the Board of Directors, nor shall they be entitled to vote on any matter brought before the Board of Directors for action or be counted for the purposes of determining whether a quorum of the Board of Directors exists. Failure to notify the advisory directors of any meeting shall not render any meeting or any action taken at such meeting void. Advisory directors shall not be deemed to be directors, officers or employees of the company. Advisory director functions shall not include participation in the management of the company. The advisory directors shall meet at such times as the Board of Directors shall determine.

                                  ARTICLE VIII
                       ADVISORY BASED MANAGEMENT STRUCTURE

     8.1 Appointment of Advisor. To the extent the Corporation chooses to adopt an advisory/management services approach to its business operations in lieu of an internally managed business approach, the term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.

     8.2 Supervision of Advisor. The board of directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The board of directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board. The Conflicts Committee shall determine at least annually that the expenses incurred by the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the board. The Conflicts Committee shall determine from time to time and at least annually that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The Conflicts Committee shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation to determine that the provisions of the Advisory Agreement are being met. Each such determination shall be based on factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Corporation's portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the Corporation's portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
(g) the quality of the Corporation's portfolio relative to the investments generated by the Advisor for its own account. The Conflicts Committee may also consider all other factors that it deems relevant, and its findings on each of the factors considered shall be recorded in the minutes of the board of directors. The board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

     8.3 Fiduciary Obligations. The Advisor is a fiduciary of the Corporation and its stockholders.

     8.4 Termination. Either the Conflicts Committee (by majority vote) or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.

     8.5 Disposition Fee on Sale of Property. If the Advisor or its Affiliates or a director or Sponsor provides a substantial amount of the services in the effort to sell the property of the Corporation, that Person may receive an amount equal to the lesser of (a) one-half of the brokerage commission paid or (b) 3% of the sales price of such property or properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the sale of a property or properties. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties.

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     8.6    Incentive Fees. With respect to incentive fees paid to the Advisor or its Affiliates, an interest in the gain from the sale of assets of the Corporation shall be allowed provided that (a) if the consideration for such sale is not paid in cash or property of equivalent value, the interest in the gain must be "reasonable" as such term is used in the NASAA Statement of Policy Regarding Real Estate Investment Trusts in effect on the date of filing of this charter with the SDAT and (b) if multiple Advisors are involved, incentive fees must be distributed by a proportional method reasonably designed to reflect the value added to the Corporation's assets by each respective Advisor and its Affiliates.

     8.7 Acquisition Fees. The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Contract Purchase Price, or, in the case of a mortgage loan, 6% of the funds advanced; provided, however, that the Conflicts Committee (by majority vote) may approve fees and expenses in excess of this limit if it determines the transaction to be commercially competitive, fair and reasonable to the Corporation.

     8.8 Reimbursement for Total Operating Expenses. The Conflicts Committee shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for the four consecutive fiscal quarters then ended unless it has made a finding that, based on unusual and non-recurring factors that it deems sufficient, a higher level of expenses (an "Excess Amount") is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount for the 12 months then ended that the Conflicts Committee concludes was justified and reimbursable to the Advisor, there shall be sent to the Common Stockholders a written disclosure of such fact, together with an explanation of the factors the Conflicts Committee considered in determining that such Excess Amount was justified. In the event that the Conflicts Committee does not determine that excess expenses are justified, the Advisor shall reimburse the Corporation at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceeded the 2%/25% Guidelines.

     8.9 Corporate Opportunities. For so long as the Corporation is externally advised by the Advisor or an Affiliate thereof, the Corporation has no interest in any material opportunity known to the Advisor unless it has been recommended to the Corporation by the Advisor. The preceding sentence shall be of no consequence or legal effect except in connection with the application of the corporate opportunity doctrine.

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                                   ARTICLE IX
                      INVESTMENT OBJECTIVES AND LIMITATIONS

     9.1 Investment Objectives. The board of directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out. The Conflicts Committee shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of the Common Stockholders. Each such determination and the basis therefore shall be set forth in the minutes of the meetings of the board of directors.

     9.2 Limitations on Acquisitions from Affililates. The Corporation may not purchase or lease properties in which the Advisor, a Sponsor, a director or an Affiliate thereof has an interest without a determination by the Conflicts Committee (by majority vote) that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the property to the Affiliated seller or lessor unless there is substantial justification for the excess amount. Notwithstanding the preceding sentence, in no event may the Corporation acquire any such property at an amount in excess of its current appraised value as determined by an Independent Expert selected by the Conflicts Committee.

     9.3 Limitations on Sales to Affiliates. The Corporation shall not transfer or lease assets to a Sponsor, the Advisor, a director or an Affiliate thereof unless approved by the Conflicts Committee (by majority vote) as being fair and reasonable to the Corporation.

     9.4 Limitations on Other Transactions Involving Affiliates. The Conflicts Committee (by majority vote) must conclude that all other transactions, including joint ventures, between the Corporation and a Sponsor, the Advisor, a director or an Affiliate thereof are fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

     9.5 Limitations on the Issuance of Options and Warrants to Certain Affiliates. The Corporation shall not issue options or warrants to purchase Capital Stock to the Advisor, a Sponsor, a director or an Affiliate thereof (a) on terms more favorable than the Corporation offers such options or warrants to the general public or (b) in excess of an amount equal to 9.8% of the outstanding Capital Stock on the date of grant.

     9.6 Limitations on the Repurchase of Capital Stock. The Corporation may not pay a fee to the Advisor, a Sponsor, a director or an Affiliate thereof in connection with the Corporation's repurchase of shares of Capital Stock.

     9.7 Limitations on Loans. The Corporation will not make any loans to a Sponsor, the Advisor, a director or an Affiliate thereof or to wholly owned subsidiaries (directly or indirectly) of the Corporation except as provided in
Section 9.12. The Corporation will not borrow from such parties unless the Conflicts Committee (by majority vote) approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the Corporation than

                                       24
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comparable loans between unaffiliated parties. These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit the Corporation's ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its Affiliates.

     9.8 Limitations on Leverage. The aggregate borrowings of the Corporation, secured and unsecured, shall be reviewed by the board of directors at least quarterly. The maximum amount of such borrowings in relation to the Net Assets shall not exceed 200%, in the absence of a satisfactory showing that a higher level of borrowings is appropriate. Any excess in borrowings over such 200% level shall be approved by the Conflicts Committee (by majority vote) and disclosed to the Common Stockholders in the next quarterly report of the Corporation, along with justification for such excess.

     9.9 Limitations on Investments in Equity Securities. The Corporation may not invest in equity securities unless the Conflicts Committee (by majority vote) approves such investment as being fair, competitive and commercially reasonable.

     9.10 Limitations on Investments in Commodities Contracts. The Corporation may not invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with the ordinary business of investing in real estate assets and mortgages.

     9.11 Limitations on Investments in Land Sale Contracts. The Corporation may not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

     9.12 Limitations Regarding Mortgage Loans. The Corporation may not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases in which the Conflicts Committee (by majority vote) so determines, and in all cases in which the transaction is with the Advisor, a director, a Sponsor or an Affiliate thereof, such an appraisal must be obtained from an Independent Expert concerning the underlying property. The Corporation shall keep the appraisal for at least five years and make it available for inspection and duplication by any Common Stockholder. The Corporation shall obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Further, the Advisor and the board of directors shall observe the following policies in connection with investing in or making mortgage loans:

     (a) The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

     (b) The Corporation shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless the board determines that a substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

     (c) The Corporation may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Sponsor, a director or an Affiliate thereof.

     9.13 Limitations on Investments in Unimproved Property. The Corporation may not make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of the Corporation's total assets.

     9.14 Limitations on Issuances of Securities. The Corporation may not (a) issue equity securities on a deferred payment basis or other similar arrangement; (b) issue debt securities in the absence of adequate cash flow to cover debt service; (c) issue equity securities that are assessable; or (d) issue equity securities redeemable solely at the option of the holder, which restriction has no affect on the Corporation's ability to implement a share repurchase program.

     9.15 Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation's assets shall be obtained from a competent Independent Expert. The appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to each Common Stockholder who votes against the proposed Roll-Up Transaction the choice of:

     (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

     (b)  one of the following:

            (i) remaining as a Common Stockholder of the Corporation and preserving its interests therein on the same terms and conditions as existed previously; or

            (ii) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the Net Assets of the Corporation.

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The Corporation is prohibited from participating in any proposed Roll-Up
Transaction:

     (w) that would result in the Common Stockholders having voting rights in a Roll-Up Entity that are less than the rights set forth in Article XI hereof;

     (x) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

     (y) in which investors' rights of access to the records of the Roll-Up Entity will be less than those described in Section 11.8 and Section 11.9 hereof; or

     (z) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is not approved by the Common Stockholders.

                                    ARTICLE X
                              CONFLICTS OF INTEREST

     10.1 Conflicts Committee. In the event the Corporation shall elect one or more Advisors as contemplated by Article VIII, there shall be a committee (the "Conflicts Committee") of the board of directors comprised of all of the Independent Directors. The Conflicts Committee shall have the maximum power delegable to a committee under the MGCL and is authorized to retain its own legal and financial advisors, selected as provided in Section 10.2. The Conflicts Committee may act on any matter permitted by the MGCL if (a) its minutes reflect that it first determined that the matter at issue was such that the exercise of independent judgment by the directors who are not Independent Directors could reasonably be compromised, provided that this condition shall not apply if the charter otherwise requires that the action shall be taken by the Conflicts Committee and (b) the Conflicts Subcommittee, described below, has not determined that the matter involves a conflict of the type described in
Section 10.2. If these two conditions are met but the matter cannot be delegated to a committee under the MGCL, both the board of directors and the Conflicts Committee must approve the matter. Among the matters requiring action by the Conflicts Committee are:

     - the continuation, renewal or enforcement of the Corporation's agreements with the Advisor and its Affiliates;

     - public offerings of securities;

     - property sales;

     - property acquisitions;

     - whether and when the Corporation seeks Listing;

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

     - any recommendation to the stockholders regarding a consolidation, merger or transfer of assets or dissolution; and

     - approving other matters as required in the charter.

     10.2 Conflicts Subcommittee. There shall be a subcommittee (the "Conflicts Subcommittee") of the Conflicts Committee comprised of all directors on the Conflicts Committee who are not Affiliates of another program sponsored or advised by the Advisor or its Affiliates. The Conflicts Subcommittee may act on any matter permitted by the MGCL if its minutes reflect that it first determined that the matter at issue was such that the exercise of independent judgment by Affiliates of the Advisor and Affiliates of other programs sponsored or advised by the Advisor or its Affiliates could reasonably be compromised. Such conflict-of-interest matters that cannot be delegated to a committee under the MGCL must be approved by both the board of directors and the Conflicts Subcommittee. The Conflicts Subcommittee shall select the legal and financial advisors to the Conflicts Committee and the Conflicts Subcommittee. Any action required by the charter to be taken by the Conflicts Committee may instead be taken by the Conflicts Subcommittee if the Conflicts Subcommittee has determined that the matter at issue was such that the exercise of independent judgment by Affiliates of the Advisor and Affiliates of other programs sponsored or advised by the Advisor or its Affiliates could reasonably be compromised.

     10.3 Voting by Conflicts Committee and Conflicts Subcommittee. For an action to be taken by the Conflicts Committee or the Conflicts Subcommittee, the matter must be approved by (i) a majority of the directors present for the purposes of determining a quorum at a meeting at which a quorum is present or such higher threshold as required by the charter and (ii) a majority of the committee members not otherwise interested in the transaction.

     10.4 Meetings of Conflicts Committee. A meeting of the Conflicts Committee shall be held immediately following and at the same place as any meeting of the board of directors. Any notice of a meeting of the board of directors shall be deemed to be a notice of a meeting of the Conflicts Committee.

                                   ARTICLE XI
                                  STOCKHOLDERS

     11.1 Meetings of Stockholders. There shall be an annual meeting of the stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the bylaws, at which the directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Corporation's annual report to stockholders but not less than 30 days after delivery of such report. A plurality of all the votes cast at a meeting of stockholders, at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the board, vote to elect the directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Special meetings of stockholders may be called in the manner provided in the bylaws, including by the president

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or by a majority of the directors or a majority of the Independent Directors, and shall be called by an officer of the Corporation upon written request of Common Stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request stating the purpose of such special meeting, the Advisor shall provide all stockholders within 10 days of receipt of said request notice, whether in person or by mail, of a special meeting and the purpose of such special meeting to be held on a date not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of stockholders as described in this
Section 11.1, the special meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders.

     11.2 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

     11.3 Business Combination Statute. Notwithstanding any other provision of this charter or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, Subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) between the Corporation and any Person.

     11.4 Control Share Acquisition Statute. Notwithstanding any other provision of this charter or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, Subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of securities of the Corporation by any Person.

     11.5 Voting Rights of Stockholders. To the extent permitted by the MGCL, the concurrence of the board shall not be required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not (a) amend the charter to adversely affect the rights, preferences and privileges of the Common Stockholders; (b) amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve the Corporation other than before the initial investment in property; (d) sell all or substantially all of the Corporation's assets other than in the ordinary course of the Corporation's business; or (e) cause the merger or reorganization of the Corporation.

     11.6 Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. No shares of Common Stock may be transferred or issued to the Advisor, a director, or any Affiliate thereof unless such prospective stockholder agrees that it will not vote or consent on matters submitted to the stockholders regarding (a) the removal of such Advisor, director or any of its Affiliates or (b) any transaction between the Corporation and any such Advisor, director or any

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of its Affiliates. To the extent permitted by the MGCL, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, a director and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

     11.7 Right of Inspection. Any stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Inspection of the Corporation's books and records by the office or agency administering the securities laws of a jurisdiction shall be permitted upon reasonable notice and during normal business hours.

     11.8 Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Common Stockholders of the Corporation, along with the number of shares of Capital Stock held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Common Stockholder or the stockholder's designated agent at the home office of the Corporation upon the request of the Common Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Common Stockholder so requesting within 10 days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the stockholder request. A Common Stockholder may request a copy of the Stockholder List in connection with matters relating to stockholders' voting rights, the exercise of stockholder rights under federal proxy laws or for any other proper and legitimate purpose. If the Advisor or the board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor or the board, as the case may be, shall be liable to any Common Stockholder requesting the list for the costs, including reasonable attorneys' fees incurred by that stockholder for compelling the production of the Stockholder List and for actual damages suffered by any Common Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Stockholder List is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof or using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Corporation. The Corporation may require the stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Corporation. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other remedies available to stockholders under federal law or the laws of any state.

     11.9 Reports. The Corporation shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public

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

accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation, including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Conflicts Committee that the policies being followed by the Corporation are in the best interests of its Common Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Conflicts Committee shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 11.9 are met. To the extent lawful, such report may be delivered by any reasonable means, including by delivery of a written or electronic notice that indicates how the report may be accessed on the Corporation's web address.

                                   ARTICLE XII
           LIABILITY OF DIRECTORS, OFFICERS, ADVISORS AND OTHER AGENTS

     12.1 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 12.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 12.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

     12.2   Indemnification.

     (a) Except as provided below, the Corporation shall to the maximum extent permitted by Maryland law in effect from time to time indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Corporation; (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation. The Corporation shall have the power with the approval of the board of directors to provide such indemnification and advancement of expenses to any employee or agent of the Corporation.

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

     Notwithstanding the foregoing, the Corporation shall not provide for indemnification of the directors or the Advisor or its Affiliates for any liability or loss suffered by any of them, unless all of the following conditions are met:

           (i) The directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

           (ii) The directors or the Advisor or its Affiliates were acting on behalf of or performing services for the Corporation.

           (iii) Such liability or loss was not the result of:

                   (x) negligence or misconduct by the directors (excluding the Independent Directors) or the Advisor or its Affiliates; or

                   (y) gross negligence or willful misconduct by the Independent Directors.

           (iv) Such indemnification is recoverable only out of the Corporation's Net Assets and not from its stockholders.

     (b) Notwithstanding the foregoing, the Corporation shall not indemnify the directors or the Advisors or its Affiliates for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

     (c) No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     12.3 Limitation on Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or the Advisors or its Affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such

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advancement and (c) the directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

                                  ARTICLE XIII
                                    AMENDMENT

     The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding Capital Stock.

     IN WITNESS WHEREOF, the said incorporator has subscribed his name hereto this 20th day of August, 2004.

                                         MICHAEL R. BIGGS

                                         MICHAEL R. BIGGS /s/
                                         --------------------
                                            Incorporator

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